Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 2001 on the consolidated financial statements of Alliant Energy Corporation included in Alliant Energy Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
September 28, 2001